Exhibit 3.1

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                          BIORAL NUTRIENT DELIVERY, LLC

                                 January 8, 2003

THE MEMBERSHIP SHARES IN BIORAL NUTRIENT DELIVERY, LLC (THE "SHARES") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT AND THE OTHER TERMS AND CONDITIONS OF THIS AGREEMENT. NEITHER THE SHARES NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT AND (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH SECURITIES LAWS AND (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR WHICH IS OTHERWISE IN COMPLIANCE WITH THE SECURITIES ACT.

                                                 TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----

ARTICLE I FORMATION; DURATION AND PURPOSES.......................................................................1

         Section 1.1       Name..................................................................................1
                           ----
         Section 1.2       Formation.............................................................................1
                           ---------
         Section 1.3       Principal Business Office.............................................................2
                           -------------------------
         Section 1.4       Registered Office and Agent...........................................................2
                           ---------------------------
         Section 1.5       Term of the Company...................................................................2
                           -------------------
         Section 1.6       Fiscal Year...........................................................................2
                           -----------

ARTICLE II PURPOSE AND POWERS OF THE COMPANY.....................................................................2

         Section 2.1       Purpose...............................................................................2
                           -------
         Section 2.2       Powers................................................................................2
                           ------

ARTICLE III MEMBERS; MEMBERSIP SHARES; RIGHTS DISTRIBUTION PROGRAM...............................................3

         Section 3.1       Membership Shares.....................................................................3
                           -----------------
         Section 3.2       Percentage Interest...................................................................4
                           -------------------
         Section 3.3       Capital Contributions.................................................................4
                           ---------------------
         Section 3.4       Partition.............................................................................4
                           ---------
         Section 3.5       No Interest on Capital................................................................4
                           ----------------------
         Section 3.6       Withdrawal............................................................................4
                           ----------
         Section 3.7       Rights Distribution Program...........................................................4
                           ---------------------------
         Section 3.8       Substitute and Additional Members.....................................................6
                           ---------------------------------
         Section 3.9       Company Reorganization................................................................6
                           ----------------------
         Section 3.10      MM Option.............................................................................7
                           ---------

ARTICLE IV ALLOCATION OF PROFITS AND LOSS; DISTRIBUTIONS.........................................................7

         Section 4.1       Allocation of Profits and Loss........................................................7
                           ------------------------------
         Section 4.2       Distributions.........................................................................8
                           -------------
         Section 4.3       Capital Accounts......................................................................8
                           ----------------
         Section 4.4       Book/Tax Disparities; Section 754 Elections; etc......................................8
                           ------------------------------------------------
         Section 4.5       Certain Tax-Related Definitions.......................................................9
                           -------------------------------
         Section 4.6       Regulatory Allocations, Qualified Income Offset and Minimum Gain Chargebacks..........9
                           ----------------------------------------------------------------------------

                                                        -i-



ARTICLE V MANAGEMENT ............................................................................................9

         Section 5.1       Management by the Board of Directors..................................................9
                           ------------------------------------
         Section 5.2       Officers.............................................................................11
                           --------
         Section 5.3       Class B Share Incentive Plan.........................................................11
                           ----------------------------
         Section 5.4       Reliance by Third Parties............................................................11
                           -------------------------
         Section 5.5       Other Business Interests.............................................................12
                           ------------------------

ARTICLE VI BOOKS AND RECORDS; TAX MATTERS.......................................................................12

         Section 6.1       Books, Records and Financial Statements..............................................12
                           ---------------------------------------
         Section 6.2       Company Audits.......................................................................12
                           --------------
         Section 6.3       Tax Matters Partner..................................................................12
                           -------------------
         Section 6.4       Taxation as Partnership..............................................................12
                           -----------------------

ARTICLE VII LIABILITY, EXCULPATION AND INDEMNIFICATION..........................................................13

         Section 7.1       Liability............................................................................13
                           ---------
         Section 7.2       Exculpation..........................................................................13
                           -----------
         Section 7.3       Indemnification......................................................................13
                           ---------------
         Section 7.4       Expenses.............................................................................14
                           --------
         Section 7.5       Insurance............................................................................14
                           ---------

ARTICLE VIII TRANSFERS OF MEMBERSHIP INTERESTS..................................................................15

         Section 8.1       Transfers of Membership Shares.......................................................15
                           ------------------------------
         Section 8.2       Managing Member Right of First Refusal...............................................16
                           --------------------------------------

ARTICLE IX DISSOLUTION, LIQUIDATION AND TERMINATION.............................................................16

         Section 9.1       Dissolution..........................................................................16
                           -----------
         Section 9.2       Liquidation..........................................................................16
                           -----------
         Section 9.3       Termination..........................................................................17
                           -----------
         Section 9.4       Claims of the Members................................................................17
                           ---------------------

ARTICLE X MISCELLANEOUS.........................................................................................17

         Section 10.1      Separability of Provisions...........................................................17
                           --------------------------
         Section 10.2      Counterparts.........................................................................17
                           ------------
         Section 10.3      Entire Agreement.....................................................................17
                           ----------------
         Section 10.4      Governing Law........................................................................17
                           -------------
         Section 10.5      Arbitration..........................................................................17
                           -----------

                                                       -ii-





         Section 10.6      Remedies.............................................................................18
                           --------
         Section 10.7      No Third Party Beneficiaries.........................................................18
                           ----------------------------
         Section 10.8      Amendments...........................................................................18
                           ----------
         Section 10.9      Interpretation.......................................................................19
                           --------------
         Section 10.10     Captions.............................................................................19
                           --------
         Section 10.11     Notices. ............................................................................19
                           -------

ARTICLE XI DEFINITIONS..........................................................................................19

         Section 11.1      Certain Defined Terms.  .............................................................19
                           ---------------------

SCHEDULES

Schedule A     Names, Contact Information and Membership Shares Held by the Members
Schedule B     2003 Class B Membership Share Option Plan

                                                       -iii-

                LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
                          BIORAL NUTRIENT DELIVERY, LLC

     This LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this "Agreement") of Bioral Nutrient Delivery, LLC, a Delaware limited liability company (the "Company") is entered into as of the 8th day of January, 2003, by and among BioDelivery Sciences International, Inc., a Delaware corporation (the "Managing Member") and the Persons listed on Schedule A hereto, which Persons hold Class B Shares (as defined below) in the Company (the "Class B Members" and, collectively with the Managing Member and any future member of the Company admitted in accordance with the provisions of this Agreement, the "Members").

     WHEREAS, the Members desire to form the Company as a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, 6 Del. C. 18-101 et seq., as amended from time to time (the "Act"); and

     WHEREAS, the Members desire to enter into this Agreement in order to provide for the operation and management of the Company and the rights and obligations of the Members in connection therewith.

     NOW, THEREFORE, in consideration of the foregoing and mutual promises and agreements herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned Members hereby agree as follows:

                                    ARTICLE I
                        FORMATION; DURATION AND PURPOSES

     Section 1.1 Name. The name of the limited liability company that is the
                 ----
subject of this Agreement shall be Bioral Nutrient Delivery, LLC. Each Member acknowledges that the word "Bioral" is a registered trademark of the Managing Member.

     Section 1.2 Formation.
                 ----------

     (a) Pursuant to the Act, the Members hereby form the Company. The Company's existence will commence upon the filing of a certificate of formation of the Company (the "Certificate") by an authorized person (as such term is used in Section 18-201 of the Act) designated by the Managing Member (the "Organizer") in the office of the Delaware Secretary of State. The execution and filing of such Certificate with the Delaware Secretary of State is hereby authorized and approved by the Members. The rights, liabilities and obligations of any Member with respect to the Company shall be determined in accordance with the Act, the Certificate and this Agreement. To the extent anything contained in this Agreement modifies, supplements or otherwise affects any such right, liability, or obligation arising under the Act, this Agreement shall supersede the Act to the extent not restricted thereby.

     (b) The Organizer, any Officer (as defined below) and any other Person appointed by the Board of Directors (as defined below) shall hereinafter be authorized to cause the Company to be qualified, or registered under assumed or fictitious name statutes or similar laws, in any jurisdiction in which the

Company transacts business. Such Person, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary or desirable for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

     Section 1.3 Principal Business Office. The principal business office of the
                 -------------------------
Company shall be located at c/o UMDNJ - New Jersey Medical School, Administrative Building 4, 185 South Orange Avenue, Newark, New Jersey 07103, or at such other location as may hereafter be determined by the Board of Directors.

     Section 1.4 Registered Office and Agent. The name and address of the
                 ---------------------------
registered agent of the Company for service of process on the Company in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware, 19901, County of Kent. The name of the registered agent of the Company at such address is National Registered Agents, Inc. At any time, the Board of Directors may designate another registered agent and/or registered office for the Company.

     Section 1.5 Term of the Company. The term of the Company shall commence on
                 -------------------
the date of the filing of the Certificate and shall be perpetual, unless the Company is sooner terminated and dissolved pursuant to the terms hereof. No Member may withdraw from the Company without the prior written consent of the other Members, other than as expressly provided in this Agreement.

     Section 1.6 Fiscal Year. The fiscal year of the Company shall end on
                 -----------
December 31st of each year.

                                   ARTICLE II
                        PURPOSE AND POWERS OF THE COMPANY

     Section 2.1 Purpose. The Company is formed for the objective and purpose
                 -------
of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act as may be determined by the Managing Member and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing. The initial purpose of the Company is to obtain an exclusive world-wide perpetual sub-license to the Managing Member's proprietary encochleation drug delivery technology for non-pharmaceutical use in the processed food and beverage industries for both human and animal consumption.

     Section 2.2 Powers. In furtherance of its purposes, the Company shall have
                 ------
the power and is hereby authorized to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 2.1, including, but not limited to, the power to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company.

                                   ARTICLE III
             MEMBERS; MEMBERSIP SHARES; RIGHTS DISTRIBUTION PROGRAM

     Section 3.1 Membership Shares.
                  -----------------

     (a) Generally. The limited liability company interests of the Company shall
         ---------
be classified in two classes of shares (each such interest in the Company, a "Membership Share" and collectively, the "Membership Shares"): Class A
Membership Shares (each, a "Class A Share" and collectively, the "Class A Shares") and Class B Membership Shares (each, a "Class B Share" and collectively, the "Class B Shares"). There shall be no limitation on the number of Membership Shares which may be issued and/or outstanding at any time, subject to the approval of the Board of Directors as to the timing of any such issuance and amount thereof.

     (b) Class A Shares. The Class A Shares will be held only by the Managing
         --------------
Member and will grant the Managing Member the management and governance rights contained in this Agreement. The Managing Member, as a holder of Class A Shares, will be entitled to its pro rata portion (based on its Percentage Interests) of distributions declared and paid by the Board of Directors.

     (c) Class B Shares. The Class B Shares will be held by the Managing Member
         --------------
and the Class B Members in accordance with the provisions of this Agreement. The Class B Members will have no management, governance or approval rights whatsoever relating to the business and operations of the Company. Each Class B Member will be entitled to its pro rata portion (based on its Percentage Interests) of distributions declared and paid by the Board of Directors.

     (d) Other Securities. The Board of Directors is authorized to issue
         ----------------
additional  Membership  Shares,  or any  other  class or type of debt or  equity securities of the Company (including options, warrants or rights to receive Class B Shares or any other class or type of debt or equity securities of the Company, including convertible securities) that the Board of Directors designates, at such times and on such terms as the Board of Directors determines. Any such action shall be memorialized, as applicable, in an amendment and/or restatement to this Agreement executed by the Managing Member.

     (e) Inclusions to "Membership Shares." For purposes of this Agreement, a
         --------------------------------
Member's aggregate "Membership Shares" shall include the entire ownership interest of a Member in the Company at any time, including (a) the rights of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement, (b) all income, profits, Available Net Cash, fees or payments of whatever nature and all distributions to which any Member would be entitled, now or at any time hereafter, of whatsoever description or character; and (c) all of any Member's present and future rights to and in its Capital Account, whether by way of liquidating distributions or otherwise, and all of such Member's right to receive or share in any surplus of the Company in the event of the dissolution of the Company.

     Section 3.2 Percentage Interest. A Member's percentage interest of the
                 -------------------
outstanding Membership Shares (the "Percentage Interest") shall be calculated by dividing the number of Membership Shares held by such Member (regardless of class) by the aggregate number of Membership Shares outstanding (regardless of class). The number and class of Membership Shares and the resulting Percentage Interest of the Members is reflected on Exhibit A hereto. Exhibit A hereto shall
                                        ---------         ---------
be amended from time to time to reflect the issuance of additional Membership Shares and the admission of new Members, in each case in accordance with the provisions of this Agreement.

     Section 3.3 Capital Contributions. No Member shall be obligated to make
                 ---------------------
contributions of cash or other property to the Company (each, a "Capital Contribution"). A Member may make a Capital Contribution or loan funds to the Company with the prior written consent of the Managing Member, which consent may be granted or withheld in the sole discretion of the Managing Member, for any reason or no reason.

     Section 3.4 Partition. Each Member waives any and all rights that it may
                 ---------
have to maintain an action for partition of the Company's property.

     Section 3.5 No Interest on Capital. No Member shall be entitled to any
                 ----------------------
interest on any capital, if any, contributed by it to the Company.

     Section 3.6 Withdrawal.
                 ----------

     (a) Except in connection with a Transfer to a Permitted Transferee (each as defined in Section 8.1 below) or a Transfer to which the Managing Member consents pursuant to Section 8.1 hereof in which the transferee has been admitted as a Substitute Member (as defined below) and has assumed the obligations of a Member or as otherwise described herein, no Member shall have the right to withdraw from the Company without the prior written consent of the Managing Member (which consent may be withheld in Managing Member's sole discretion, for any reason or no reason). Effective on the date of a permitted withdrawal, such withdrawing Member shall be deemed to have withdrawn from the Company and shall no longer be a Member for purposes of this Agreement. From and after the effective date of such withdrawal, the withdrawing Member shall not be entitled to receive any distributions from the Company unless the withdrawing Member was a Member on the record date therefor.

     (b) If a Member withdraws from the Company in violation of Section 3.6(a), such Member shall not be entitled to any distribution or payment with respect to his, her or its Membership Shares in the Company and shall be liable to the Company for breach of this Agreement.

     Section 3.7 Rights Distribution Program.
                 ---------------------------

     (a) As of the date hereof, the Managing Member holds 8,600,000 Class B Shares and has the right to acquire, from time to time in the future, 4,000,000 Class B Shares underlying the MM Option (as defined in Section 3.10 below) (such 12,600,000 Class B Shares, collectively, the "MM Class B Shares"). Notwithstanding any provision of this Agreement to the contrary (and assuming the exercise, from time to time, of the MM Option as provided for herein), the MM Class B Shares will be available to be distributed by the Managing Member to current and/or future stockholders of the Managing Member upon the exercise of Rights (as defined below), including, upon the exercise of such instruments, holders of the Managing Member's Class A warrants and holders of options entitling such holders to purchase shares of the Managing Member's common stock.

     (b) The Managing Member shall have the right, from time to time and on such terms as the Managing Member may determine in its sole discretion, to distribute as a dividend to its stockholders rights ("Rights") to purchase MM Class B Shares held by the Managing Member. At the request of the Managing Member, the Company shall register both the Rights and Class B Shares issuable upon the exercise thereof (in this context, collectively, the "Registrable Securities") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), it being understood and agreed that neither the MM Class B Shares nor any other debt or equity securities of the Company shall, without the approval of the Managing Member in its sole discretion, be listed on any public market or exchange.

     (c) The Members agree that, in connection with any such registration of the Registrable Securities under the Securities Act, the Company shall:

          (i) File with the SEC a registration statement with respect to such Registrable Securities (a "Registration Statement") and use its reasonable best efforts to cause that Registration Statement to become effective as soon as possible;

          (ii) When required by the Managing Member, and as expeditiously as possible, prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement (the "Prospectus") as may be necessary to comply in all material respects with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for so long as the Managing Member may require;

          (iii) When required by the Managing Member, and as expeditiously as possible, furnish to the Managing Member such reasonable numbers of copies of the Prospectus, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Managing Member may reasonably request in order to facilitate the public distribution or sale of the Registrable Securities owned by the Managing Member;

          (iv) As expeditiously as possible, use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the securities or Blue Sky laws of such states as the Managing Member shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Managing Member to facilitate the public distribution or sale of the Registrable Securities owned by the Managing Member;

          (v)  Promptly  provide a  transfer  agent and  registrar  for all such
     Registrable   Securities   not  later  than  the  effective  date  of  such
     Registration Statement;

          (vi) As expeditiously as possible following the effectiveness of such Registration Statement, notify the Managing Member of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus;

          (vii) Use its reasonable best efforts to obtain the lifting of any stop order that might be issued suspending the effectiveness of such Registration Statement at the earliest possible moment; and

          (viii) Use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements).

     Section 3.8 Substitute and Additional Members
                 ---------------------------------

     (a) Additional members may be admitted to the Company (the "Additional Members") upon the issuance of Membership Shares to such Additional Members, including, without limitation, upon the exercise on any Rights as contemplated by Section 3.7 hereof. No Additional Member and no Person who is the transferee or assignee of all or a portion of the Membership Shares of a Member (a "Substitute Member") shall be entitled to any of the rights and benefits under this Agreement of the transferor or assignor of such interest (other than the right to distributions) unless and until:

          (i) the Additional Member or the Substitute Member, as the case may be, shall execute and acknowledge any instrument reasonably deemed by the Managing Member to be necessary to effectuate such admission, which instrument shall include representations that such Additional Member or Substitute Member or their Affiliates is not a Prohibited Owner; and

          (ii) the Additional Member or the Substitute Member, as the case may be, shall accept and assume in writing (in a form determined by the Board of Directors) all of the terms, conditions and obligations of this Agreement applicable to the Membership Shares being acquired by it.

     (b) As promptly as is reasonably practicable after the admission of an Additional Member or a Substitute Member in the Company, the Managing Member or its designee shall amend this Agreement (including Schedule A annexed hereto) to reflect the addition of the Additional Member, or the addition of the Substitute Member and the deletion of the Member substituted therefor, and to set forth the respective designations, preferences and rights, as established by the Managing Member, of the Membership Shares of such Additional Member or Substitute Member. The Managing Member shall cause any such amendment to be dated and effective as of the date upon which any such Additional Member or Substitute Member first acquired the Membership Shares in question.

     Section 3.9 Company Reorganization. If the Managing Member, in its sole
                 ----------------------
discretion, determines that conditions are favorable for the Company to reorganize as a corporation, the Company may be reorganized as a corporation and, in connection therewith, its equity interests (including but not limited to the Class B Shares) may be reclassified as shares of stock (or securities convertible into, or options to purchase, such shares of stock) in such corporation on such terms and conditions as are approved by the Managing Member, provided that the relative rights and preferences of the Class B Shares shall not be materially modified. Each Member (including the Class B Members) or other direct or indirect holder of Membership Shares will be required to execute and deliver such instruments or documents as may be necessary or advisable in connection with any such reorganization.

     Section 3.10 MM Option.
                  ---------

     (a) The Company hereby grants to the Managing Member an option (the "MM Option") to purchase, in whole or in part, and from time to time in any amounts, for the period beginning January 8, 2003 and ending January 8, 2008 (the "Option Period"), an aggregate of 4,000,000 Class B Shares at a purchase price throughout the Option Period of $0.01 per Class B Share.

     (b) The MM Option shall be exercised by the Managing Member by giving written notice thereof to the Company, which notice shall state the amount of Class B Shares desired to be acquired by the Managing Member and the aggregate purchase price for such Class B Shares. In connection with each exercise of the MM Option during the Option Period, the Managing Member shall tender to the Company the aggregate purchase price for the Class B Shares acquired no later than five (5) days following its delivery of the written notice contemplated by this Section 3.10(b).

     (c) Upon payment by the Managing Member for the applicable Class B Shares, an appropriate amendment to Schedule A hereto shall be made reflecting the number of Class B Shares issued to the Managing Member and the resulting changes to the Percentage Interests of each Member. The Managing Member shall not be entitled to any preferential return on any capital contributed by it to the Company in connection with the exercise or exercises of the MM Option and shall only be entitled to a pro rata increase in its Percentage Interest.

                                   ARTICLE IV
                  ALLOCATION OF PROFITS AND LOSS; DISTRIBUTIONS

     Section 4.1 Allocation of Profits and Loss.
                 ------------------------------

     (a) Profits. Profits shall be allocated:
         -------

          (i) First to each Member in an amount equal to the Loss allocated to such Member pursuant to Section 4.1(b)(ii) hereof, then

          (ii) Second, to each Member in an amount equal to the Loss allocated to such Member pursuant to Section 4.1(b)(i) hereof, then

          (iii) Third, to the Members pro rata in proportion to their respective Percentage Interests.

     (b) Loss. Loss shall be allocated:
         ----

          (i) First, among Members with positive Capital Account balances, until such balances have been reduced to zero, and then

          (ii) Second, to the Members, pro rata in proportion to their respective Percentage Interests.

     Section 4.2 Distributions. Available Net Cash, if available, shall be
                 -------------
distributed by the Company at such time and in such amounts as shall be approved by the Board of Directors, in its sole and absolute discretion, in the following order of priority:

     (a) First, to each Member, an amount sufficient for such Member to pay his, her or its federal income taxes, if any, in respect of their share of the Profits (as defined below) of the Company (in excess of prior allocations to each Member of Loss (as defined below) of the Company), based on the highest applicable federal income tax rate on individuals in effect at the time that Profits are allocated to the Members; and

     (b) Thereafter, to the Members, pro rata in proportion to their respective Percentage Interests. Distributions to which a Member is entitled pursuant to this Section 4.2(b) shall be reduced by any distributions which such Member received pursuant to Section 4.2(a) above.

     Section 4.3 Capital Accounts. The Board of Directors shall establish and
                 ----------------
maintain capital accounts ("Capital Account") for each Member. Capital Accounts shall be maintained in accordance with Treasury Regulation ss.1.704-1(b)(2)(iv) and shall be interpreted and applied in a manner consistent therewith. If the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with Treasury Regulation ss.1.704-1(b)(2)(iv), the Board of Directors may make such modification.

     Section 4.4 Book/Tax Disparities; Section 754 Elections; etc.
                 -------------------------------------------------

     (a) In the case of contributed property, items of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated in a manner consistent with the principles of Section 704(c) of the Code by using a method described in Treasury Regulation ss.1.704-3(d) selected by the Board of Directors, in its sole discretion, to take into account the difference between the agreed value of such property and its adjusted tax basis at the time of contribution or adjustment, as the case may be.

     (b) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by Board of Directors on behalf of the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Section 734 and 743 of the Code.

     Section 4.5 Certain Tax-Related Definitions.
                 -------------------------------

     (a) For purposes of this Agreement, the terms "Profit" or "Loss" mean, for each fiscal year or other period, an amount equal to the Company's net taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows: (i) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss; (ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as described in such Section pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profit or Loss, shall be subtracted from such taxable income or loss; and (iii) in the event the Carrying Value (as defined below) of any Company property is adjusted pursuant to Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations or other pertinent sections of such Treasury Regulations, the amount of such adjustment shall be taken into account for purposes of computing Profit and Loss. Notwithstanding any other provisions, any items which are specially allocated pursuant to Section 4.6 shall not be taken into account in computing Profit or Loss.

     (b) For purposes of computing Profit and Loss, the term "Carrying Value" shall mean (A) with respect to contributed property, the agreed value of such property, (B) with respect to property the book value of which is adjusted pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(d), (e) or (f), the amount determined by the Board of Directors, and (C) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination.

     Section 4.6 Regulatory Allocations, Qualified Income Offset and Minimum
                 -----------------------------------------------------------
Gain Chargebacks. The provisions of this Agreement are intended to comply with
----------------
Code Section 704 and Treasury Regulations ss.ss. 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Section and such Regulations. Notwithstanding anything to the contrary in this Agreement, the Members shall make such allocations as may be required in order to comply with Code Section 704 and Treasury Regulations ss.ss. 1.704-1(b) and 1.704-2 including any allocations necessary to satisfy the requirements for (i) a "qualified income offset"; (ii) a "minimum gain chargeback"; and (iii) a chargeback of "minimum gain attributable to partner nonrecourse debt" as such terms are defined in Treasury Regulation ss.ss. 1.704-1(b) and 1.704-2.

                                    ARTICLE V
                                   MANAGEMENT

     Section 5.1 Management by the Board of Directors.
                 ------------------------------------

     (a) Powers. Subject to the oversight by the Managing Member and the other
         ------
rights of the Managing Member contained in this Agreement, the management and control of the business and affairs of the Company shall be vested in a board of directors (the "Board of Directors"), which shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes of the Company, including all powers provided for in this Agreement, the Act or otherwise. Any Officer or employee of the Company authorized by the

Board of Directors shall have the authority to bind the Company. Without limiting the generality of the foregoing, the Board of Directors shall establish overall policies for the Company, set long-range plans and objectives and direct the conduct of the Company's Officers and employees. No action shall be taken, sum expended, decision made or obligation incurred by the Company with respect to any matter regarding the Company unless such matter has been expressly approved by the Board of Directors as provided for herein.

     (b) Composition. The Board of Directors shall consist of six (6)
         -----------
individuals (each, a "Director" and collectively, the "Directors"), each of whom shall be appointed from time to time by the Managing Member and shall serve at the pleasure of the Managing Member. The Managing Member shall have the right to remove any Director or all Directors at any time, with or without cause. Any vacancy existing on the Board of Directors shall be filled by the Managing Member. The initial Directors shall be Susan G. Bonitz, Ph.D., Mauro Bove, Christopher Chapman, M.D., Susan Gould-Fogerite, Ph.D., Francis E. O'Donnell, Jr., M.D. and L.M. Stephenson, M.D.

     (c) Meetings. The Board of Directors shall meet no less frequently than
         --------
quarterly and additionally at the request of the Managing Member, such request to be made upon no less than three (3) business days notice by telephone, e-mail or facsimile transmission, which notice may be waived in each instance. Each such meeting shall be held at such date, time and place as the Managing Member may determine. One or more Directors may participate in any meeting of the Board via telephone conference call or other electronic device by which all Directors may hear such Directors. A Director may attend a meeting by proxy, provided that his proxyholder presents a written proxy at the meeting which empowers the proxyholder to take any action that the Director could take if personally present. A proxyholder must be another Director.

     (d) Voting and other Actions. Each Director shall have one vote and may
         ------------------------
also cast one vote on behalf of any Director for whom he or she holds a proxy. All actions of the Board shall require the affirmative vote of a majority of the Directors. No Director shall be liable to the Company or to the Managing Member for any loss or damage sustained by the Company or the Managing Member, unless the loss or damage shall have been the result of fraud, deceit, or intentional misconduct.

     (e) Action by Written Consent Without a Meeting. Any action that may be
         -------------------------------------------
taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the required number of Directors or by the Managing Member, as applicable. All such consents shall be filed with the minutes of the Company and shall be maintained in the Company records.

     (f) Compensation. Except as determined and approved by the Managing Member
         ------------
or as provided for in Section 5.3 hereof, Directors shall not be entitled to compensation for acting as such, provided that a Director shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred to attend meetings of the Board of Directors.

     (g) Agency. No Director is an agent of the Company, nor can a Director
         ------
bind, or execute any instrument on behalf of, the Company.

     Section 5.2 Officers.
                 --------

     (a) Generally. The day-to-day operations of the Company shall be under the
         ---------
control of the officers of the Company duly appointed from time to time by the Board of Directors and subject to the supervision and direction of the Board of Directors (the "Officers"). The Officers of the Company shall include a president or chief executive officer, a secretary and a chief financial officer or treasurer and may include a chief operating officer, one or more vice presidents and such other Officers as the Board of Directors may from time to time consider appropriate. Such Officers shall exercise such duties as customarily pertain to such offices as determined by the Board of Directors.

     (b) Appointment. The Officers of the Company appointed by the Board of
         -----------
Directors shall hold office until their successors are chosen by the Board of Directors. Any Officer may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

     (c) Compensation. Except as determined and approved by the Managing Member
         ------------
or as provided for in Section 5.3 hereof, Officers shall not be entitled to compensation for acting as such during the first twelve (12) months following the formation of the Company, provided that Officers shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred in connection with the duties assigned to them by the Board of Directors. Promptly following the one
(1) year anniversary of the formation of the Company, the Board of Directors shall determine and agree with each Officer on a reasonable amount of compensation for services rendered or to be rendered to the Company.

     (d) The initial Officers of the Company shall be as follows: Francis E. O'Donnell, Jr., Chief Executive Officer and President; and James A. McNulty, Secretary, Treasurer and Chief Financial Officer.

     Section 5.3 Class B Share Incentive Plan. The Managing Member hereby
                 ----------------------------
establishes the 2003 Class B Share Option Plan for the Company, a copy of which is attached hereto as Schedule B (the "Option Plan"). Pursuant to the Option Plan, the Company may issue to Directors and Officers of the Company and third party individuals or entities providing services to the Company ("Consultants") options to purchase up to an aggregate of no more than 1,000,000 Class B Shares. The Option Plan shall be administered by the Board of Directors pursuant to the terms of the Option Plan.

     Section 5.4 Reliance by Third Parties. Any Person dealing with the Company,
                 -------------------------
the Directors or any Officer or employee of the Company may rely upon a certificate signed by the Managing Member as to:

     (a) the identity of any of the Managing Member, any Director or Officer;

     (b) the persons who are authorized to execute and deliver any instrument or document on behalf of the Company; or

     (c) any act or failure to act by the Company or as to any other matter whatsoever involving the Company.

     Section 5.5 Other Business Interests. Any Member, Director or Officer, or
                 ------------------------
any Affiliate of any Member, may engage in or possess an interest in other business ventures of every kind and description, independently or with others, and may dedicate such time to such ventures as such Persons deem, in their discretion, necessary. None of the Company or the other Members shall have any rights in or to such ventures or the income or profits therefrom by virtue of this Agreement. Without limiting the generality of the foregoing, the Members acknowledge that (i) Francis E. O'Donnell, a Director and the initial President and Chief Executive Officer of the Company, is also Chairman, President and Chief Executive Officer of the Managing Member as well as the managing director of The Hopkins Capital Group, a group of affiliated of entities engaged in business development activities, and (ii) James A. McNulty, the initial Secretary, Treasurer and Chief Financial Officer of the Company, is also the Secretary, Treasurer and Chief Financial Officer of the Managing Member.

                                   ARTICLE VI
                         BOOKS AND RECORDS; TAX MATTERS

     Section 6.1 Books, Records and Financial Statements. At all times during
                 ---------------------------------------
the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business. Such books of account, together with a certified copy of this Agreement (including any amendments and/or restatements hereof)and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company.

     Section 6.2 Company Audits. At any time at the sole discretion of the Board
                 --------------
of Directors, the financial statements of the Company may be audited by an independent certified public accountant, selected by the Board of Directors, with such audit to be accompanied by a report of such accountant containing its opinion. The cost of such audit will be an expense of the Company. A copy of any such audited financial statements and accountant's reports will be made available for inspection by the Members.

     Section 6.3 Tax Matters Partner. The Managing Member is hereby designated
                 -------------------
as "Tax Matters Partner" of the Company for purposes of ss.6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

     Section 6.4 Taxation as Partnership. The Company shall be treated as a
                 -----------------------
partnership for U.S. federal income tax purposes.

                                   ARTICLE VII
                   LIABILITY, EXCULPATION AND INDEMNIFICATION

     Section 7.1 Liability.
                 ---------

     (a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Organizer, the Members, the Directors, the Officers and the employees of the Company (each a "Covered Person" and collectively "Covered Persons") shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

     (b) Except as otherwise expressly required by law, a Member, in its capacity as a Member of the Company, shall have no liability in excess of (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed profits of the Company and (iii) the amount of any distributions wrongfully distributed to it.

     Section 7.2 Exculpation.
                 -----------

     (a) No Covered Person shall be liable to the Company, any Member or any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith in connection with the formation of the Company or on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company or the Board of Directors by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

     Section 7.3 Indemnification.
                 ---------------

     (a) Covered Persons. To the full extent permitted by applicable law, each
         ---------------
Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 7.3 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

     (b) Notice of Claims. Any Covered Person seeking indemnification hereunder
         ----------------
(an "Indemnitee") shall promptly, and within 30 days after notice to it (notice to Indemnitee being the filing of any action, receipt of any claim in writing or similar form of actual notice) of any claim as to which it asserts a right to indemnification, notify the party from whom indemnification is sought (an "Indemnitor") of such claim. Indemnitee shall bill Indemnitor for any such claims no more frequently than on a monthly basis, and Indemnitor shall promptly pay (or cause to be paid) Indemnitee upon receipt of any such bill. The failure of Indemnitee to give the notification to Indemnitor contemplated above in this
Section 7.3(b) shall not relieve Indemnitor from any liability or obligation that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been materially prejudicial to it, and in no event shall the failure to give such notification relieve Indemnitor from any liability it may have other than pursuant to this Agreement.

     (c) Third Party Claims. If any claim for indemnification by Indemnitee
         ------------------
arises out of an action or claim by a Person other than Indemnitee, Indemnitor may, by written notice to Indemnitee, undertake to conduct the defense thereof and to take all other steps or proceedings to defeat or compromise any such action or claim, including the employment of counsel; provided, that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense or compromise of such actions and claims, and Indemnitee shall have the right to participate, at its own expense, in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor. Indemnitee shall provide all reasonable cooperation to Indemnitor in connection with such proceedings. Counsel and auditor costs and expenses and court costs and fees of all proceedings with respect to any such action or claim shall be borne by Indemnitor. If any such claim is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, Indemnitee shall be entitled to control such proceedings and shall be entitled to indemnity with respect thereto pursuant to the terms of this Section 7.3(b). To the extent that Indemnitor undertakes the defense of such claim by written notice to Indemnitee and diligently pursues such defense at its expense, Indemnitee shall be entitled to indemnification hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties.

     Section 7.4 Expenses. To the fullest extent permitted by applicable law,
                 --------
expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 7.3 hereof.

     Section 7.5 Insurance. The Company may purchase and maintain insurance, to
                 ---------
the extent and in such amounts as the Board of Directors shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons as the Board of Directors shall determine, against any liability that may be asserted against or expenses that may be incurred by any person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board of Directors shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under
Section 7.4 hereof and containing such other procedures regarding indemnification as are appropriate.

                                  ARTICLE VIII
                        TRANSFERS OF MEMBERSHIP INTERESTS

     Section 8.1 Transfers of Membership Shares.
                 ------------------------------

     (a) Generally.
         ---------

          (i) Except as contemplated by Section 3.7 hereof, no Member or Securityholder may, at any time, directly or indirectly, assign, transfer, sell, exchange, syndicate, lien, encumber, pledge, or hypothecate (collectively, a "Transfer") all or any portion of its Membership Shares, or any direct or indirect beneficial or equity interest therein, or in the Company (collectively, "Equity Interests") to any Person without the prior written consent of the Managing Member, which consent may be granted or withheld in the Managing Member's sole discretion, for any reason or no reason; provided, however, that any Member or Securityholder who is an individual may Transfer all or any portion of such Equity Interest to any Permitted Transferee without such prior approval.

          (ii) Any individual Member or Securityholder making such Transfer to a Permitted Transferee shall provide written notice thereof to the Managing Member within ten (10) days of the Applicable Transfer. It is agreed that failure to provide such notice to the Managing Member shall make the purported Transfer to the Permitted Transferee void ab initio.

          (iii) With respect to Transfers other than Permitted Transfers, the Managing Member may condition its approval of any proposed Transfer of Membership Shares upon its receipt from the Member proposing to make such Transfer (the "Transferring Member") of a written notice to the Managing Member (a "Transfer Notice") detailing all of the material terms of such proposed Transfer, including the name of proposed third party transferee or lender and the economic benefit to be derived by the Transferring Member from such transaction.

          (iv) If a Class B Member Transfers all or any portion of its Membership Shares to a Permitted Transferee or with the consent of the Managing Member as provided for above, the transferee may be admitted to the Company as a Substitute Member in accordance with Section 3.8 hereof. If a Transfer of Membership Shares is made in accordance with the provisions of this Section 8.1, the Managing Member shall amend Schedule A hereto to record the admission of the Additional Member.

     (b) Override on Transfers. Notwithstanding the fact that a Transfer may be
         ---------------------
(or may have been effected) to a Permitted Transferee or may have been approved by the Managing Member pursuant to this Section 8.1, no Transfer of Membership Shares shall be permitted if such Transfer (i) violates any applicable law, including federal or state securities laws or regulations, (ii) causes the Company to be treated as a "publicly traded partnership" for tax purposes or

(iii) would constitute a Transfer of a Membership Share to a Prohibited Owner, in which case any such purported Transfer shall be void ab initio.

     Section 8.2 Managing Member Right of First Refusal. In the event that a
                 --------------------------------------
Transferring Member is proposing to sell or assign all or any portion of its Membership Shares to any Person, such Transferring Member shall deliver a Transfer Notice to the Managing Member no later than thirty (30) days prior to the contemplated closing of such sale or assignment. For a period of thirty (30) days following receipt its receipt of such Transfer Notice, the Managing Member may exercise a right to purchase all or a portion of the Membership Shares described in such Transfer Notice on the same terms and conditions as set forth therein. Managing Member's purchase right shall be exercised by written notice signed by the Managing Member (the "Managing Member Notice") and delivered to such Transferring Member. The Managing Member shall effect the purchase of the Transferring Member's Membership Shares, including payment of the purchase price, not more than thirty (30) days after delivery of the Managing Member Notice, and at such time the Transferring Member shall sell to the Company the Membership Shares free and clear of any liens or encumbrances and shall execute such documentation as the Managing Member may reasonably propose in connection with such sale. Upon the purchase by the Managing Member of Membership Shares pursuant to this Section 8.2, such Membership Shares shall be owned for all purposes by the Managing Member (who may make such acquired Membership Shares available for issuance pursuant to Section 3.7 hereof) and the resulting Percentage Interests of the remaining Members shall be amended accordingly.

                                   ARTICLE IX
                    DISSOLUTION, LIQUIDATION AND TERMINATION

     Section 9.1 Dissolution.
                 -----------

          (a) The Company shall dissolve, and its affairs shall be wound up, only upon the written consent of the Managing Member.

          (b) The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.

     Section 9.2 Liquidation. Upon dissolution of the Company, the Managing
                 -----------
Member shall carry out the winding up of the Company and shall immediately commence to wind up the Company's affairs; provided, however, that (i) the Managing Member shall have all of the powers set forth in Section 18-803(b) of the Act during the period of the winding up of the Company's affairs and (ii) a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Managing Member to minimize the normal losses attendant upon a liquidation. The Members shall continue to share in profits and losses of the Company during liquidation in the same proportions, as specified in Section 4.1 hereof, as before liquidation, provided that allocations of profits, losses and items thereof shall be made in a manner that results in the capital account balance (as described in Treasury Regulation 1.704-1(b)) of each Member is equal to the distribution to be made to such Member pursuant to Section 9.3(c). The proceeds of liquidation shall be distributed in the following order and priority:

          (a) first, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

          (b) thereafter, to the Members, pro rata in proportion to their respective Percentage Interests.

     Section 9.3 Termination. The Company shall terminate when all of the assets
                 -----------
of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article IX and the certificate of formation shall have been canceled in the manner required by the Act.

     Section 9.4 Claims of the Members. Upon dissolution of the Company, the
                 ---------------------
Members shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such capital contributions, the Members shall have no recourse against the Company or any other Member.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Separability of Provisions. Each provision of this Agreement
                  --------------------------
shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     Section 10.2 Counterparts. This Agreement and any amendment or joinder
                  ------------
hereto may be executed in any number of counterparts and by facsimile, each of which, when taken together, shall be deemed an original of this Agreement and one and the same Agreement.

     Section 10.3 Entire Agreement. This Agreement constitutes the entire
                  ----------------
agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

     Section 10.4 Governing Law. This Agreement shall be governed by, and
                  -------------
construed under, the laws of the State of Delaware (without regard to the conflict of laws principles of such State).

     Section 10.5 Arbitration.
                  -----------

          (a) Any controversy, claim, or dispute arising out of or relating to this Agreement, including any alleged breach or threatened breach of the provisions contained in this Agreement, will, upon demand of a party to the controversy, claim, or dispute, be resolved timely by arbitration held in New York, New York, and administered by the American Arbitration Association ("AAA") in accordance with the Commercial Arbitration Rules of the AAA and, to the maximum extent applicable, pursuant to the Federal Arbitration Act, 9 U.S.C. 1 et seq.

          (b) An award rendered in any such proceeding shall be final, binding, and non-appealable, and judgment thereon may be entered in any court having competent jurisdiction. With respect to a controversy, claim or dispute in which the claim or amount in controversy does not exceed $100,000, a single arbitrator will be impaneled, who will be chosen by the AAA and have authority to render a maximum award of $100,000, including all damages of any kind and costs, fees, interest and the like. With respect to a controversy, claim or dispute in which the claim or amount in controversy exceeds $100,000, the dispute will be decided by a majority vote of three arbitrators, each of whom shall be selected by the AAA. All arbitrators will be knowledgeable in the subject matter of the dispute.

          (c) The arbitrator(s) may grant any remedy or relief they deem just and equitable, including any provisional and injunctive remedies available at law or in equity (in which case the party receiving such relief may apply to the court of competent jurisdiction for enforcement of such provisional or injunctive order, without prejudice to the continued arbitration of the matter); provided, however, that the AAA may, upon the demand of any party to the controversy, claim, or dispute, administratively appoint a single "provisional relief" arbitrator on an expedited basis to consider any request for, and grant, such provisional or injunctive remedy; and, provided further, that the arbitrators shall award reasonable attorneys' fees and expenses to the prevailing party. The arbitrators will resolve all disputes in accordance with the laws of the State of Delaware. The arbitrators will make specific, written findings of fact and conclusions of law. The arbitrators' findings of fact will be binding on all parties and will not be subject to further review.

     Section 10.6 Remedies. The rights and remedies of the Company and of the
                  --------
Members hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Except as otherwise provided for herein, it is expressly understood and agreed by the Members that, notwithstanding any other remedies which may be available at law or in equity to the Company, the Members or any of their respective Affiliates, the remedies available to such Persons upon a failure by any other such Person to perform any of its obligations hereunder, or upon a breach of any agreement, covenant or representation hereunder, shall be limited to those remedies which are expressly set forth in this Agreement, and all remedies which are not set forth herein, whether at law, equity or otherwise, are hereby waived by the Members in their own capacities and on behalf of their Affiliates.

     Section 10.7 No Third Party Beneficiaries. Nothing in this Agreement,
                  ----------------------------
expressed or implied, is intended to confer any rights or remedies upon any Person, other than the Members and, subject to the restrictions on assignment contained herein, their respective successors and assigns.

     Section 10.8 Amendments. This Agreement may be modified, altered,
                  ----------
supplemented or amended in any manner only with the approval of the Managing Member. Any administrative alteration to Schedule A hereto (i.e., correcting a spelling or typographical error or updating of a Member's address and contact information or reflecting the admission of Additional Members or Substitute Members following the issuance or Transfer of Membership Shares in accordance with the terms of this Agreement) shall not be deemed an amendment to such schedule or to this Agreement for purposes of this Section 10.8 and may be effectuated by the Officers at the direction of the Board of Directors.

     Section 10.9 Interpretation. Whenever appropriate in the context, terms
                  --------------
used in this Agreement in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders. Unless otherwise expressly stated herein, all references to the term "including" shall be deemed to be interpreted as meaning "including, without limitation". Unless otherwise expressly stated herein, all references to the phrase "applicable law" shall be deemed to include provisions of rules and regulations promulgated under applicable law. Except as otherwise expressly provided herein, all references herein to any contract, agreement, law, rule, regulation or other document shall refer to such contract, agreement, law, rule, regulation or other document as amended from time to time.

     Section 10.10 Captions. The captions of articles, sections and schedules of
                   --------
this Agreement are for convenience only, and neither limit nor amplify the provisions of the Agreement itself.

     Section 10.11 Notices. All notices, demands, approvals, consents and
                   -------
requests to be sent to the Company, or any Member pursuant to the terms hereof shall be in writing and shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail to the addresses listed on Schedule A hereto, and will be deemed received, unless earlier received: (a) if sent by express, certified or registered mail (and if by registered mail, with return receipt requested), when actually received or delivery refused; (b) if sent by messenger or courier, when actually received or refused, provided it is received or refused on the same Business Day; (c) if delivered by hand, on the date of delivery or refusal; and (d) if sent by first-class mail, seven (7) days after it was mailed, unless returned to sender for any reason by the United Stated Postal Service, but not at the request of the addressee. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

                                   ARTICLE XI
                                   DEFINITIONS

     Section 11.1 Certain Defined Terms. When used in this Agreement, the
                  ---------------------
following terms have the indicated meanings. All other capitalized terms are defined elsewhere in this Agreement.

     "Affiliate" or "Affiliates" of a specified Person is a Person or Persons that (i) directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified, or (ii) in the case of a natural person, is a spouse, natural brother or sister, linear ancestor or linear descendant of any such specified person, or (iii) in the case of a natural person, is a legal representative or trustee of any such specified persons, or (iv) is an officer, director, trustee, employee, shareholder, member, partner, principal or trust for the benefit of any entity or Person referred to in the preceding clauses (i), (ii) or (iii); provided, however, for the purposes of this Agreement, that no Member shall be deemed an Affiliate of any other Member or any officer or agent of the Company solely by virtue of the relationship of those parties to each other pursuant to this Agreement.

     "Available Net Cash" means, for any fiscal period, any operating receipts of the Company (including the cash proceeds received by the Company in connection with any Capital Event) after payment of (i) any amounts required to pay costs and expenses of the Company, including normal operating expenses, taxes and professional or other fees, (ii) any payments of any Indebtedness, and
(iii) amounts of any reserves as may reasonably be determined by the Board of Directors. For purposes of this definition, the term "Indebtedness" means, with respect to the Company, (a) all indebtedness for borrowed money, (b) the deferred purchase price of assets or services which, in accordance with generally accepted accounting principles, would be reflected as a liability, (c) the maximum amount of all letters of credit issued for the account of the Company, (d) all capitalized lease obligations, and (e) obligations to guarantee the debt of another Person.

     "Business Day" shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

     "Capital Event" means any event not occurring in the ordinary course of business of the Company, pursuant to which the Company receives any consideration with respect to its assets or the disposition thereof or of any interest therein, and including, without limitation, any sale, financing, refinancing, exchange, redemption, conversion or liquidation of all or any part of the assets of the Company (including equity interests owned by the Company). For the avoidance of doubt, the reorganization contemplated by Section 3.9 hereof shall not be deemed a Capital Event.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future laws.

     "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through (i) the ownership of voting shares, (ii) general partnership or managing member interests, (iii) common directors or trustees, or (iv) by contract or otherwise.

     "Government Lists" shall mean (i) the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the rules and regulations of Office of Foreign Assets Control, U.S. Department of the Treasury, or (iii) any similar list maintained by the U.S. Department of the Treasury, U.S. Department of State, the U.S. Department of Commerce, any other federal or state agency or pursuant to any Executive Order of the President of the United States.

     "Patriot Act Offense" means any violation of the criminal laws of the United States of America or any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the Bank Secrecy Act of 1970, (b) the Money Laundering Control Act of 1986, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, in each case as the same may be amended from time to time, and the rules and regulations promulgated thereunder and corresponding provisions of future laws. The term "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

     "Permitted Transferee" means, as to any Member or Securityholder who is a natural person, but in any event solely in the furtherance of such Member or Securityholder's estate planning: (a) the spouse, brother, sister, lineal ancestor or lineal descendent of such Member or Securityholder, (b) the legal representative or trustee of such Member, Securityholder or any individual specified in clause (a) of this definition, or (c) any partnership, limited liability company, trust or other entity (i) organized solely for the sole benefit of any individual specified in clause (a) of this definition or group of such related individuals and (ii) controlled by such Member or Securityholder or such Member or Securityholder's Permitted Transferee.

     "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     A "Prohibited Owner" means a proposed Additional Member or Substitute Member or other transferee or assignee of a Membership Share, or such Person's direct or indirect shareholders, members, partners, controlling parties, beneficiaries or other owners of interests in such transferee, to the extent that any such Person is, are or has been (a) included on any Government List or
(b) a Person who has been determined by a Governmental Authority to be subject to the prohibitions contained in Executive Order 13224 (September 23, 2001) or any similar provisions contained in the rules and regulations of the Office of Foreign Assets Control or (c) indicted for any Patriot Act Offense or (d) to the actual knowledge of the Company or any Member or their respective Affiliates, at the time of transfer or other transaction, as applicable, under investigation by any federal, state, local or foreign governmental authority for alleged criminal behavior or (e) a Person which, directly or indirectly, is engaged in the business of drug or nutrient delivery or any other business which the Company is engaged at the time of the proposed Transfer.

     "Securityholder" means any Person holding a direct or indirect equity interest in a Member.

     "Treasury Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first set forth above.

                               BIODELIVERY SCIENCES INTERNATIONAL, INC.

                           By: /s/ Francis E. O'Donnell, Jr.
                                  --------------------------------------------
                                  Name:  Francis E. O'Donnell, Jr.
                                  Title: President and Chief Executive Officer

                               /s/ Raphael Mannino
                               -----------------------------
                                 Raphael Mannino

                               /s/ Susan Gould-Fogerite
                               -----------------------------
                                 Susan Gould-Fogerite

                               /s/ Donald L. Ferguson
                               -----------------------------
                                 Donald L. Ferguson

                               /s/ James A. McNulty
                               -----------------------------
                                 James A. McNulty

                               /s/ Susan G. Bonitz
                               -----------------------------
                                 Susan G. Bonitz

                               /s/ Mauro Bove
                               -----------------------------
                                 Mauro Bove

                               /s/ Christopher Chapman
                               -----------------------------
                                 Christopher Chapman

                               /s/ Samuel S. Duffey
                               -----------------------------
                                 Samuel S. Duffey

                               ELLENOFF GROSSMAN SCHOLE & CYRULI, LLP

                               By: /s/ Douglas S. Ellenoff
                                  -----------------------------
                                  Name: Douglas S. Ellenoff
                                  Title: Partner


                                              SCHEDULE A

                 Names, Contact Information and Membership Shares Held by the Members
------------------------------------------- ------------------------------------ --------------------
           Name/Contact Information          Number/Class of Membership Shares   Percentage Interest
------------------------------------------- ------------------------------------ --------------------

BioDelivery Sciences International, Inc.
c/o UMDNJ - New Jersey Medical School
Administrative Building 4
185 South Orange Avenue                               708,586/Class A                  95.757%
Newark, New Jersey 07103                             8,600,000/Class B
------------------------------------------- ------------------------------------ --------------------

Raphael Mannino
c/o UMDNJ - New Jersey Medical School
Administrative Building 4
185 South Orange Avenue                               125,000/Class B                  1.285%
Newark, New Jersey 07103
------------------------------------------- ------------------------------------ --------------------

Susan Gould-Fogerite
c/o UMDNJ - New Jersey Medical School
Administrative Building 4                              75,000/Class B                  0.771%
185 South Orange Avenue
Newark, New Jersey 07103
------------------------------------------- ------------------------------------ --------------------

Donald L. Ferguson
c/o Land Dynamics, Inc.
11719 Old Ballas Road
St. Louis, MO 63141                                    75,000/Class B                  0.771%
------------------------------------------- ------------------------------------ --------------------

Ellenoff Grossman Schole & Cyruli, LLP
370 Lexington Avene, 19th Floor                        37,500/Class B                  0.386%
New York, NY 10017
------------------------------------------- ------------------------------------ --------------------

James A. McNulty
4419 W. Sevilla Street                                 20,000/Class B                  0.206%
Tampa, FL 33629
------------------------------------------- ------------------------------------ --------------------

Susan G. Bonitz
21 Sleepy Hollow Drive                                 20,000/Class B                  0.206%
Flemington, NJ 08822
------------------------------------------- ------------------------------------ --------------------

Mauro Bove
Via Sudafrica 20                                       20,000/Class B                  0.206%
00144 Rome Italy
------------------------------------------- ------------------------------------ --------------------

Christopher Chapman
800 Falls Lake Drive                                   20,000/Class B                  0.206%
Mitchelsville, MD 20720
------------------------------------------- ------------------------------------ --------------------

Samuel S. Duffey
P.O. Box 3379                                          20,000/Class B                  0.206%
Sarasota, Florida
------------------------------------------- ------------------------------------ --------------------

TOTAL                                       708,586 Class A / 9,012,500 Class B         100%
------------------------------------------- ------------------------------------ --------------------

                                   SCHEDULE B

                          BIORAL NUTRIENT DELIVERY, LLC
                    2003 CLASS B MEMBERSHIP SHARE OPTION PLAN

     1. Purposes of the Plan. The purposes of the Bioral Nutrient Delivery, LLC
        --------------------
2003 Class B Share Membership Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Directors, Officers, Consultants and Employees of the Company, and to promote the success of the Company's business. All Options granted under the Plan are Non-Qualified Stock Options. This Plan is adopted by the Managing Member as of January 8, 2003.

     2. Definitions. As used herein, the following definitions shall apply. All
        -----------
capitalized terms used but not defined herein shall have the meanings ascribed such terms in that certain Limited Liability Company Operating Agreement of the Company, dated January 8, 2003, by the parties signatory thereto, as members of the Company (as the same may be amended and/or restated from time to time, the "Operating Agreement").

     "Applicable Laws" means the requirements relating to the administration of
      ---------------
stock or unit option plans under the laws of the State of Delaware, U.S. federal and state securities laws, and the Code.

     "BDSI" means BioDelivery Sciences International, Inc., a Delaware
      ----
corporation.

     "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Exchange
      ----------------
Act.

     "Board" means the Board of Directors of the Company.
      -----

     "Change in Control" means (i) any Person becomes the Beneficial Owner,
      -----------------
directly indirectly of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities; (ii) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the members of the Company prior to such consolidation or merger own less than fifty percent (51%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; (iii) a sale of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company.

     "Class B Shares" means the Class B Membership Shares of the Company, the
      --------------
holders of which have the rights afforded them under the Operating Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

     "Company" means Bioral Nutrient Delivery, LLC , a Delaware limited
      -------
liability company.

     "Director" means a Director of the Company.
      --------

     "Employee" means any person, including a Officer who is an employee (as
      --------
defined in accordance with Section 3401(c) of the Code) of the Company. An Employee shall not cease to be an Employee in the case of any leave of absence approved by the Company.

     "Fair Market Value" means, as of any date, the value of a Class B Share as
      ------------------
determined in good faith by the Board.

     "Holder" means a person who has been granted or awarded an Option or who
      ------
holds Class B Shares acquired pursuant to the exercise of an Option.

     "Non-Qualified Stock Option" means a stock option that does not qualify as
      --------------------------
an "incentive stock option" within the meaning of Section 422 of the Code.

     "Option" means an option granted, pursuant to the Plan, to purchase Class B
      ------
Shares.

     "Option Agreement" means a written agreement between the Company and a
      ----------------
Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     "Parent" means any entity which owns securities possessing 50 percent or
      ------
more of the total combined voting or approval power of all classes of securities in the Company.

     "Person" has the meaning given under Exchange Act Section 13(d), and shall
      ------
include a "group," as defined in Rule 13d-5 promulgated thereunder. However, a "person" shall not include: (i) the Company or its Parent or Subsidiaries; (ii) a trustee or other fiduciary holding securities under this Plan or any employee benefit plan of the Company, its Parent or Subsidiaries; or (iii) BDSI or any entity which is controlled by BDSI or is under common control with BDSI.

     "Plan" means this Bioral Nutrient Delivery, LLC 2003 Class B Share Option
      ----
Plan.

     "Subsidiary" means any entity in which the Company owns securities
      ----------
possessing 50 percent or more of the total combined voting power of all classes of securities in such entity.

     3. Class B Shares Subject To The Plan. Subject to the provisions of Section
        ----------------------------------
12 of the Plan, the maximum aggregate number of Class B Shares which may be issued upon exercise of Options is 1,000,000 Class B Shares. If an Option is cancelled, expires or becomes unexercisable without having been exercised in full, the unpurchased Class B Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Class B Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3.

     4. Administration of the Plan.
        --------------------------

     (a) Administration By the Board. The Plan shall be administered by the
         ---------------------------
Board in accordance with the provision of this Plan.

     (b) Powers of the Board. Subject to the provisions of this Plan and the
         -------------------
approval of any relevant authorities, the Board shall have the authority in its sole discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Employees to whom Options may from time to time be granted hereunder;

          (iii) to determine the number of Class B Shares to be covered by each such award granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions of any Option granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Class B Share relating thereto, based in each case on such factors as the Board, in its sole discretion, shall determine);

          (vi) to determine whether to offer to buyout a previously granted Option as provided in Section 10(g) hereof and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Class B Shares);

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Class B Shares to be issued upon exercise of an Option that number of Class B Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Class B Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Class B Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable;

          (ix) to amend the Plan or any Option granted under the Plan as provided in Section 14; and

          (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Board deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) Effect of Board Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Holders.

     5. Eligibility. Options may be granted only to Directors, Officers,
        -----------
Employees and Consultants. If otherwise eligible, a Director, Officer, Employee or Consultant who has been granted an Option may be granted additional Options.

     6. Limitations. Neither the Plan nor any Option shall confer upon a Holder
        -----------
any right with respect to continuing the Holder's status as a Director or the Holder's employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder's right or the Company's right to terminate such directorship, employment or consulting relationship at any time, with or without cause.

     7. Term of Plan. The Plan shall become effective upon its initial adoption
        ------------
by the Board and shall continue in effect until it is terminated under Section 14 hereof. No Options may be issued under the Plan after the tenth (10th) anniversary of the date first listed above in this Plan.

     8. Term of Option. The term of each Option shall be stated in the
        --------------
applicable Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

     9. Option Exercise Price and Consideration.
        ---------------------------------------

     (a) Except as provided in Section 12, the exercise price per Class B Share for the Class B Shares to be issued upon exercise of an Option shall be such price as is determined by the Board.

     (b) The consideration to be paid for the Class B Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board. Such consideration may consist of (i) cash or (ii) check.

     10. Exercise of Option.
         ------------------

     (a) Vesting; Fractional Exercises. Except as provided in Section 12, an
         -----------------------------
Option granted hereunder shall become vested and exercisable at the rate specified in the Option Agreement. In the absence of a specified rate in the Option Agreement, the Option shall become vested and exercisable at a rate of fifty percent (50%) per year over two (2) years from the date the Option is granted, subject to the condition that the Holder continue to be a Director, Officer, Consultant or an Employee. An Option may not be exercised for a fraction of a Class B Share.

     (b) Deliveries upon Exercise. All or a portion of an exercisable Option
         ------------------------
shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

          (i) A written or electronic notice complying with the applicable rules established by the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

          (ii) Such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Board may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on Class B Share certificates and issuing stop transfer notices to agents and registrars;

          (iii) In the event  that the Option  shall be  exercised  pursuant  to
     Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

     (c) Conditions to Delivery of Evidence of Ownership. The Company shall not
         -----------------------------------------------
be required to issue or deliver any certificate or certificates (or other evidence of ownership, including an amended Schedule A to the Operating Agreement, certified by the Managing Member as to the number of Shares held by each Member) for Class B Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (i) The completion of any registration or other qualification of such Class B Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Board shall, in its sole discretion, deem necessary or advisable;

          (ii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable;

          (iii) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience;

          (iv) The receipt by the Company of full payment for such Class B Shares, including payment of any applicable withholding tax, which in the sole discretion of the Board may be in the form of consideration used by the Holder to pay for such Class B Shares under Section 9(b); and

          (v)  The  Holder's   execution  of  a  Joinder  Agreement  or  similar
     instrument (the form of which shall be determined by the Board) whereby the Holder agrees to the terms and conditions of the Operating Agreement.

     (d) Termination of Relationship as a Service Provider. If a Holder ceases
         -------------------------------------------------
to be a Director, Officer, Employee or Consultant other than by reason of the Holder's disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder's termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Class B Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Class B Shares covered by such Option shall again become available for issuance under the Plan.

     (e) Disability of Holder. If a Holder ceases to be a Director, Officer,
         --------------------
Employee or Consultant as a result of the Holder's disability, as such term is defined in Section 22(e)(3) of the Code, or, in the case of a Consultant which is an entity, the bankruptcy or dissolution of such Consultant, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) years following the occurrence of the Holder's disability, bankruptcy or dissolution, as the case may be. If, on the date of disability, bankruptcy or dissolution, the Holder is not vested as to his or her entire Option, the Class B Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after disability, bankruptcy or dissolution, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Class B Shares covered by such Option shall again become available for issuance under the Plan.

     (f) Death of Holder. If a Holder dies while still acting as a Director,
         ---------------
Officer, Employee or Consultant, the Option may be exercised within such period of time as is specified in the Option Agreement, by the Holder's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) years following the Holder's death. If, at the time of death, the Holder is not vested as to his or her entire Option, the Class B Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or Board of the Holder's estate or, if none, by the person(s) entitled to exercise the Option under the Holder's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Class B Shares covered by such Option shall again become available for issuance under the Plan.

     (g) Buyout Provisions. The Board may at any time offer to buyout for a
         -----------------
payment in cash or Class B Shares, an Option previously granted, based on such terms and conditions as the Board shall establish and communicate to the Holder at the time that such offer is made.

     11. Non-Transferability of Options. Except as otherwise provided in this
         ------------------------------
Section  11,  Options  may  not  be  sold,  pledged,   assigned,   hypothecated,
transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. A Holder may transfer an Option to a partnership or trust solely benefiting the holder or immediate family members, or to an inter vivos or testamentary trust from which the option or underlying class b shares will be transferred after the holder's death.

     12. Adjustments Upon Changes In Capitalization, Merger or Asset Sale.
         ----------------------------------------------------------------

     (a) In the event that the Board determines that any distribution (whether in the form of cash, Class B Shares, other securities or other property), recapitalization, reclassification, Membership Share split, reverse Membership Share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Membership Shares or other securities of the Company, issuance of warrants or other rights to purchase Class B Shares or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Class B Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, then the Board shall, in such manner as it may deem equitable, adjust any or all of:

          (i) the number and kind of Class B Shares (or other securities or property) with respect to which Options Class B Shares may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of Class B Shares which may be issued and adjustments of the maximum number of Class B Shares that may be purchased by any Holder pursuant to Section 6(b));

          (ii) the number and kind of shares of Class B Shares (or other securities or property) subject to outstanding Options; and

          (iii) the exercise price with respect to any Option.

     (b) In the event of a Change in Control, all Options shall become fully vested and exercisable.

     13. Time of Granting Options. The date of grant of an Option shall, for all
         ------------------------
purposes, be the date on which the Board makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Director or Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.
         -------------------------------------

     (c) Amendment and Termination. The Board may at any time wholly or
         -------------------------
partially amend, alter, suspend or terminate the Plan.

     (d) Effect of Amendment or Termination. No amendment, alteration,
         ----------------------------------
suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Board, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Board's ability to exercise the powers granted to it hereunder with respect to Options granted or awarded under the Plan prior to the date of such termination.

     15. Inability to Obtain Authority. The inability of the Company to obtain
         -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Class B Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Class B Shares as to which such requisite authority shall not have been obtained.

     16. Right to Issue of Class B Shares. The Board, during the term of this
         --------------------------------
Plan, shall at all times maintain the right to issue such number of Class B Shares as shall be sufficient to satisfy the requirements of the Plan.

     17. Investment Intent. The Board may require a Holder, as a condition of
         -----------------
exercising any Option, (i) to give written assurances satisfactory to the Board as to the Holder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option, (ii) to give written assurances satisfactory to the Board stating that the Holder is acquiring the Class B Shares subject to the Option for the Holder's own account and not with any present intention of selling or otherwise distributing the Class B Shares and (iii) that the Class B Shares are subject to the restrictions of transfer contained in the Operating Agreement. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if as to any particular requirement, a determination is made by counsel for the company that such requirement need not be met in the circumstances under the then applicable securities laws.

     18. Governing Law. The validity and enforceability of this Plan shall be
         -------------
governed by and construed in accordance with the laws of the State of Delaware (including the Limited Liability Company Act of the State of Delaware (6 Del. C.ss.18-101, et seq.), as amended from time to time), without regard to otherwise governing principles of conflicts of law.

     IN WITNESS WHEREOF, the undersigned Managing Member of the Company certifies that the foregoing sets forth the Bioral Nutriment Delivery, LLC 2003 Incentive Plan as duly adopted by the Managing Member on January 8, 2003.

                                BIODELIVERY SCIENCES INTERNATIONAL, INC.

                                By:
                                     ---------------------------------------
                                Name:  Francis E. O'Donnell, Jr.
                                Title: President and Chief Executive Officer